Exhibit 99.1

Guarantee of Registered Securities

On June 22, 2023, Aon North America, Inc., a 100% indirectly owned subsidiary of Aon plc, entered into agreements pursuant to which it guaranteed the obligations of Aon Corporation, Aon Global Limited and Aon Global Holdings plc arising under issued and outstanding debt securities, which are outlined in the tables below by the respective issuer or co-issuer. The obligations of Aon Corporation were previously guaranteed by Aon Global Limited, Aon plc and Aon Global Holdings plc. The obligations of Aon Global Limited were previously guaranteed by Aon Corporation, Aon plc and Aon Global Holdings plc. The obligations co-issued by Aon Corporation and Aon Global Holdings plc were previously guaranteed by Aon plc and Aon Global Limited.

After June 22, 2023, newly issued and outstanding debt securities by Aon Corporation are guaranteed by Aon plc, Aon Global Limited, Aon Global Holdings plc and Aon North America, Inc., and include the following (collectively, the “Aon Corporation Notes”):

Aon Corporation Notes
8.205% Junior Subordinated Notes due January 2027 4.500% Senior Notes due December 2028 3.750% Senior Notes due May 2029 2.800% Senior Notes due May 2030 6.250% Senior Notes due September 2040

All guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc and Aon North America, Inc. of the Aon Corporation Notes are joint and several as well as full and unconditional. Senior Notes rank pari passu in right of payment with all other present and future unsecured debt which is not expressed to be subordinate or junior in rank to any other unsecured debt of Aon Corporation. There are no subsidiaries other than those listed above that guarantee the Aon Corporation Notes.

After June 22, 2023, newly issued and outstanding debt securities by Aon Global Limited are guaranteed by Aon plc, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc., and include the following (collectively, the “Aon Global Limited Notes”):

Aon Global Limited Notes

4.000% Senior Notes due November 2023

3.500% Senior Notes due June 2024

3.875% Senior Notes due December 2025

2.875% Senior Notes due May 2026

4.250% Senior Notes due December 2042

4.450% Senior Notes due May 2043

4.600% Senior Notes due June 2044

4.750% Senior Notes due May 2045

All guarantees of Aon plc, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. of the Aon Global Limited Notes are joint and several as well as full and unconditional. Senior Notes rank pari passu in right of payment with all other present and future unsecured debt which is not expressed to be subordinate or junior in rank to any other unsecured debt of Aon Global Limited. There are no subsidiaries other than those listed above that guarantee the Aon Global Limited Notes.

After June 22, 2023, newly co-issued and outstanding debt securities by Aon Corporation and Aon Global Holdings plc (together, the “Co-Issuers”) are guaranteed by Aon plc, Aon Global Limited and Aon North America, Inc., and include the following (collectively, the “Co-Issued Notes”):

Co-Issued Notes - Aon Corporation and Aon Global Holdings plc

2.850% Senior Notes due May 2027

2.050% Senior Notes due August 2031

2.600% Senior Notes due December 2031

5.000% Senior Notes due September 2032

5.350% Senior Notes due February 2033

2.900% Senior Notes due August 2051

3.900% Senior Notes due February 2052

All guarantees of Aon plc, Aon Global Limited and Aon North America, Inc. of the Co-Issued Notes are joint and several as well as full and unconditional. Senior Notes rank pari passu in right of payment with all other present and future unsecured debt which is not expressed to be subordinate or junior in rank to any other unsecured debt of the Co-Issuers. There are no subsidiaries other than those listed above that guarantee the Co-Issued Notes.

Aon Corporation, Aon Global Limited, Aon Global Holdings plc and Aon North America, Inc. are indirect wholly owned subsidiaries of Aon plc. Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. together comprise the revised “Obligor group” as of June 22, 2023. The following tables set forth summarized financial information for the revised Obligor group, which reflects the financial results of Aon North America, Inc. for the year ended December 31, 2022 and for the three months ended March 31, 2023.

Adjustments are made to the tables to eliminate intercompany balances and transactions between the revised Obligor group. Intercompany balances and transactions between the revised Obligor group and non-guarantor subsidiaries are presented as separate line items within the summarized financial information. These balances are presented on a net presentation basis, rather than a gross basis, as this better reflects the nature of the intercompany positions and presents the funding or funded position that is to be received or owed. No balances or transactions of non-guarantor subsidiaries are presented in the summarized financial information, including investments of the revised Obligor group in non-guarantor subsidiaries.

	Obligor Group
	Summarized Statements of Income Information
	Three Months Ended	Year Ended
(millions)	March 31, 2023	December 31, 2022
Revenue	$—	$—
Operating loss	$(32)	$(102)
Expense from non-guarantor subsidiaries before income taxes	$(194)	$(655)
Net loss	$(306)	$(1,068)
Net loss attributable to Aon shareholders	$(306)	$(1,068)

	Obligor Group
	Summarized Statements of Financial Position Information
	As of	As of
(millions)	March 31, 2023	December 31, 2022
Receivables due from non-guarantor subsidiaries	$2,595	$1,300
Other current assets	124	317

Total current assets	$2,719	$1,617
Non-current receivables due from non-guarantor subsidiaries	$486	$483
Other non-current assets	1,126	1,060

Total non-current assets	$1,612	$1,543
Payables to non-guarantor subsidiaries	$13,402	$16,171
Other current liabilities	5,900	5,875

Total current liabilities	$19,302	$22,046
Non-current payables to non-guarantor subsidiaries	$6,595	$2,253
Other non-current liabilities	11,963	11,226

Total non-current liabilities	$18,558	$13,479